EXHIBIT 10.1

                            PIER 1 IMPORTS, INC.
                             STOCK PURCHASE PLAN
                          Restated December 7, 1994


                               PURPOSE OF PLAN

 The purpose of the Pier 1 Imports, Inc. Employees Stock Purchase Plan is to provide Eligible Participants with the opportunity to acquire an ownership interest in Pier 1 Imports, Inc. (the "Company") and thereby provide those who will be responsible for the continued growth of the Company with a more direct concern about its welfare and a common interest with the Company's other shareholders. The Plan provides a voluntary method of acquiring shares of Common Stock in convenient installments by compensation deductions, supplemented by contributions from the Company.


                                  ARTICLE I
                                 Eligibility

 All full-time employees of the Company who have attained the age of majority of their state of residence and have completed 60 days of full-time employment with the Company will be eligible to participate in the Plan, at their election; provided, however, that a Participant who has withdrawn from the Plan will again be eligible to participate only after a period of 12 months from the date of such withdrawal. Members of the Board of Directors of the Company who are not employees, shall also be eligible to participate in the Plan.

                                 ARTICLE II
                                Participation

 An Eligible Participant at his election may enroll as a Participant by filling in and signing a form of compensation deduction authorization. Such forms may be obtained through the Human Resources Department of the Company. Enrollment shall become effective and the Company will establish an Account for the Participant on the first day of the first month after the authorization for compensation deductions is received by the Company or as soon thereafter as practicable.


                                 ARTICLE III
                             Method of Operation

 The Company, assisted by the Administrative Committee, will administer the Plan and will establish an Account in the name of each Participant. The Company will deduct funds from each Participant's pay as authorized and will pay monthly to the Plan for the Account of such Participant such deducted funds plus contributions by the Company on behalf of the Participant. Such funds will promptly be used to purchase shares of Common Stock (i) on the New York Stock Exchange by a Broker designated by the Administrative Committee of the Company or (ii) directly from Pier 1 Imports, Inc.; provided that no such purchase of Common Stock may be made at a price which is greater than the last sale price or highest current independent bid price, whichever is higher, for such stock on the New York Stock Exchange. Such shares will be allocated to the Accounts of Participants, at the average cost thereof, in proportion to the funds received for each respective Account. Allocation will be made in full shares of Common Stock and fractional interests therein to the one-thousandth of a share.

 Any Broker's commissions or markups on purchases made by the Broker will be paid by the Company. Broker's commissions, markups or markdowns or other charges in connection with sales and reinvestment of dividends will be payable by Participants.


                                 ARTICLE IV
                            Company Contributions

 The Company will contribute an amount which will range from 10% to 50% of each Participant's monthly compensation deduction, depending upon the Participant's length of continuous participation in the Plan. A director may participate in the Plan, as well as all other contributory employee benefit plans of the Company, but only in amounts not to exceed his monthly director's fees. The Company's contribution will be as follows:

                                  Schedule

 Years of Continuous                                    Company Contribution
    Participation                                         Rate

     -------------------                                --------------------
- -
             1 year or less                             10%
             2                                          20%
             3                                          30%
             4                                          40%
             5 or more                                  50%

Provided, however, at the close of business on October 31, 1985, all Participants who were allocated Company contributions at a rate of 50% or more shall remain at the then existing rate of contribution, and Participants who were allocated Company contributions at a rate of less than 50% shall after such date participate in the Plan at the Company Contribution Rate which applied to such Participant on October 31, 1985, and thereafter, the Company Contribution Rate shall increase based on the Participant's Years of Continuous Participation to a maximum rate of 50%. The maximum amount a Participant may contribute through compensation deductions is 10% of his compensation. A director who is not an employee of the Company may participate in the Plan and contribute all his director's fees paid by the Company; however, the Company shall match only 50% of the director's annual retainer fee which shall be determined by the Board of Directors of the Company from time to time. A Participant's years of continuous participation in the Plan shall be calculated on January 1 and July 1 of each year and only complete years of continuous participation in the Plan shall be used on such dates to determine the Participant's applicable Company Contribution Rate.


                                  ARTICLE V
                           Compensation Deductions

 A Participant will specify in the compensation deduction authorization, in multiples of $1.00, the amount to be withheld from his Compensation, with a minimum of $10.00 per pay period and a maximum as provided in Article IV hereof. Compensation deductions will be made from each check payable to a Participant, and authorization will remain effective until revised or terminated as hereinafter provided.

 Compensation deductions may be increased or decreased (in multiples of $1.00, subject to the minimum and maximum limitations set forth above) at-any time by the Participant's written request submitted to the Human Resources Department of the Company. Commencement, increases or decreases of deductions will become effective on the first day of the first month after a Participant's request is received by the Company or as soon thereafter as practicable.


                                 ARTICLE VI
                   Termination of Compensation Deductions

 A Participant's compensation deduction authorization shall automatically terminate without notice upon his death or termination of his employment and may be terminated at any time by the Participant's written request submitted to the Human Resources Department of the Company. Voluntary termination of deductions shall become effective on the first day of the first month after receipt by the Human Resources Department of the Company of a Participant's request or as soon thereafter as practicable. After termination of payroll authorization, a Participant may maintain or close his Account as herein provided in Article IX. An employee who has terminated his compensation deduction authorization may not re-enter the Plan within 12 months after the effective date of such termination but may thereafter re-enter the Plan by following the procedure set forth in Article II.


                                 ARTICLE VII
                      Amendment or Termination of Plan

 The Board of Directors reserves the right to amend or discontinue the Plan at any time. Any such amendment or termination will not result in the forfeiture of any funds deducted from the Compensation of any Participant or contributed by the Company on behalf of any Participant, or of any shares or fractional interest in shares purchased for the Participant, or of any dividends or other distributions in respect of such shares, effective before the effective date of the amendment or termination of the Plan.

 Any amendment to the Plan will be submitted to the shareholders for approval by a majority of the shares present or entitled to a vote at a meeting called therefor, if the amendment would:

 (a) Materially increase the benefits accruing to participants under the Plan;
 (b) Materially increase the number of securities which may be issued under the Plan; or
 (c) Materially modify the requirements as to eligibility for participation in the Plan.


                                ARTICLE VIII
                           Participant's Accounts

 Each Participant for whose Account funds were received immediately acquires full ownership of all shares of Common Stock and any fractional interest therein when the shares are allocated to his Account. All shares will be registered in the name of the Plan and will remain so registered until delivery is requested. A Participant's participation will terminate if he assigns or hypothecates his interest in the Plan. Shares of Common Stock held by the Plan in a Participant's Account may be sold, assigned, hypothecated or otherwise dealt with at will by the Participant and he may request that a certificate for any or all of his full shares be delivered to him at any time. Any such action may, however, result in the automatic withdrawal of the Participant from the Plan (see Article IX, "Withdrawal from the Plan").

 A Participant's Account will be credited with all dividends, if any, paid in respect to the full shares and any fractional interest in shares held in his Account. Cash dividends will be reinvested in Common Stock following payment thereof unless the Participant instructs the Company to the contrary.

 Stock dividends and/or any stock splits in respect of shares held in the Participant's Account will be credited to the Account without charge. Distributions of other securities and rights to subscribe will be sold and the proceeds will be handled in the same manner as a cash dividend.

 A Participant will receive quarterly and annual statements of his Account. Such statements should be retained by the Participant as a permanent record.

 The Company will send to each Participant as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its shareholders. Upon receipt of instructions from a Participant, the administrator of the Plan will vote, or exercise dissenter's rights when applicable, full shares of Common Stock in the Participant's Account in accordance with the instructions of the Participant. The administrator of the Plan will vote, or exercise dissenter's rights when applicable, shares of Common Stock in Participants' Accounts for which no instructions were received in the same proportion as shares for which instructions were received are voted.

 In the event of a tender offer for Common Stock, the Company will send to each Participant the tender offer documents and other materials relating to such tender offer that are received by the Plan as a holder of Common Stock, together with a form to provide instructions whether to direct to the administrator of the Plan to tender into the tender offer the Common Stock in a Participant's Account. Upon receipt of instructions from a Participant, the administrator of the Plan will take such action as directed by the Participant. In addition, the administrator of the Plan will tender into such tender offer only that number of shares of Common Stock for which valid instructions were not received from Participants that bears the same ratio to the total of all shares for which valid instructions were not received as the number of shares for which valid instructions to tender into the tender offer bears to the total number of shares in Participants' Accounts.


                                 ARTICLE IX
                          Withdrawal from the Plan

 A Participant may withdraw from the Plan at any time by delivering, to the Company's Human Resources Department, a written notice of terminating his compensation deduction authorization. Further, a Participant will be automatically withdrawn from the Plan upon any delivery of certificates from the Plan or the sale by the Company of any of the shares in the Account pursuant to the Participant's instructions, except that without so withdrawing the Participant, he may request and receive, commencing after 12 months of continuous participation and not more than once in any 12 month period thereafter, delivery of up to one-half of the shares then in his Account. A Participant who withdraws from the Plan may not re-enter the Plan for a period of 12 months following such withdrawal, but may thereafter re-enter upon submission of a new compensation deduction form. Any withdrawal by a Participant shall not in itself affect the status of the remainder of his Account in the Plan, and such Account will be maintained for the Participant until all shares of Common Stock held therein have been sold or delivered pursuant to his instructions.


                                  ARTICLE X
                   Resale of Stock Acquired Under the Plan

 Participants acquiring shares pursuant to the terms of the Plan may sell or transfer such shares in any manner permitted by law; provided, however, that the automatic withdrawal provisions of Article IX herein may be applicable to any such sale or transfer. Participants who are deemed to be "affiliates" of the Company within the meaning of the Securities Act of 1933 ("Act") may sell or transfer such shares only in accordance with the provisions of Rule 144 under such Act, in a transaction otherwise exempt from registration under such Act or pursuant to an effective registration under such Act.


                                 ARTICLE XI
                       Federal Income Tax Withholding

 Both the amount of the compensation deductions and the Company's contribution to the Plan are treated as "earned income" to the Participant under the Internal Revenue Code of 1954, as amended ("Code"), and the Company will withhold from the balance of a Participant's Compensation federal income tax (and state and local taxes where applicable), upon the basis of each Participant's income subject thereto. Hence, when a Participant authorizes a specific compensation deduction, his withholding taxes on his remaining Compensation will be increased to cover the withholding taxes on the amount deducted and the Company's contributions on behalf of such Participant.

 Upon the sale of stock acquired pursuant to the Plan, a Participant will have a taxable gain or loss depending upon the selling price and tax basis of the stock. The sale will result in a capital transaction and will be subject to the provisions of the Code, particularly those which deal with capital gains and losses. Participants should discuss their particular tax circumstances and consequences of sales with their tax advisors.


                                 ARTICLE XII
                                Miscellaneous

 1. Neither the act of establishing the Plan nor any provision thereof or action taken thereunder shall be construed as giving any Participant the right to be retained as an employee of the Company, and the right of the Company to dismiss or discharge any employee is specifically reserved.

 2. The Company may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution or payment of interests or benefits thereunder.

 3. By his act of participating in the Plan, or of accepting any benefits thereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan.

 4. Neither the Company nor any director, officer, employee or agent of the Company warrants or represents in any way to any Participant that the value of Common Stock will increase or will not decrease or that dividends will be paid on Common Stock, either at all or at any particular level. Each Participant assumes all risks in connection with changes in value of Common Stock and all risks that dividends may not be paid, either at all or at any particular level.

 5. Any words used herein in the masculine gender shall be construed as though they were used in the feminine gender wherever appropriate.

 6. The Plan is hereby amended and restated in its entirety and shall be effective for all purposes as of December 7, 1994.


                                ARTICLE XIII
                                 Definitions

 For the purpose of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

 a. "Account" shall mean the separate Account established and maintained for each Participant pursuant to Article VIII hereof.

 b. "Administrative Committee" shall mean the committee which may be formed to assist the Company in the administration of the Plan, the members of which shall be appointed by the Board of Directors. The committee shall be comprised of not less than two Directors of the Company to administer the Plan. Only 'disinterested Persons' as that term is defined in Rule 16b-3(b) promulgated under the 1934 Act, as amended, shall be eligible to serve as members of the committee.

 c.          "Board of Directors" shall mean the Board of Directors of Pier
             1 Imports, Inc.

 d. "Broker" shall mean the broker appointed by the Administrative Committee pursuant to Article III.

 e. "Common Stock" shall mean shares of common stock, par value $1 per share, of Pier 1 Imports, Inc.

 f. "Company" shall mean any division, office or employing unit of Pier 1 Imports, Inc., a Delaware corporation, its successors and assigns, and any of its subsidiaries which shall be so designated by the Board of Directors and which shall adopt the Plan by action of its board of directors.

 g. "Compensation", whether paid currently or deferred pursuant to a written agreement between the employee and the Company, shall mean the employee's gross base pay, overtime pay, and incentive cash bonuses. The definition of Compensation shall not include severance pay, insurance and unemployment benefits and other remuneration, including without limitation, stock options, retirement plan contributions, cash payments under any stock option or similar arrangements measured by stock values, supplemental insurance benefits, benefits payable under any type of employee benefit plan, Company contributions to any retirement plan and reimbursement for expense, all determined in accordance with such rules, regulations or standards as may be prescribed by the Board of Directors.

 h. "Eligible Employee" shall mean any employee or director who meets the requirements stated in Article I.

 i. "Participant" shall mean any employee or outside director of the Company who elects in accordance with the provisions of the Plan to participate in the Plan through authorized compensation deductions and so notifies the Human Resources Department in writing.

 j.          "Plan" shall mean the Pier 1 Imports, Inc. Stock Purchase Plan.